EXHIBIT 99.1
Press Release
Workhorse Enters Modular AI Infrastructure Market Through Foundational TerraPodTM Partnership with UK-Based RHAELM
Initial Agreement to develop a full-scale TerraPod manufacturing spec unit
Non-Binding LOI to further expand the partnership, including a Supply agreement and contemplated contingent initial order for 150 TerraPod systems
WIXOM, Mich. and LONDON, October 29, 2026 — Workhorse Group, Inc. (Nasdaq: WKHS) ("Workhorse") and Rhaelm Holdings Limited ("RHAELM"), a UK-based developer of vertically integrated AI infrastructure, today announced a strategic partnership to jointly commercialize TerraPodTM Workhorse's new modular data center platform. The partnership pairs Workhorse's U.S. engineering and manufacturing capabilities with RHAELM’s global energy partnerships and AI customer relationships.
Workhorse and RHAELM have entered into a Manufacturing Spec Unit Purchase Agreement (the “Spec Unit Agreement”), under which RHAELM will pay Workhorse $10 million to build a full-scale TerraPod manufacturing spec unit at Workhorse's Union City, Indiana facility. The companies also signed a non-binding Letter of Intent that sets a path to sign a definitive Supply Agreement, which is framed to include a first order provision for 150 TerraPod systems. The companies are targeting execution of the Supply Agreement by December 31, 2026.
Demand for AI compute is growing faster than traditional data centers can be built. TerraPod is being designed to help speed time-to-market for new data centers with factory-built, modular units that will bring compute, power distribution, cooling, communications, systems control and fire suppression together into rapidly deployable integrated systems.
TerraPod systems will be built on a production line rather than a construction site and designed to be sited on deployment-ready foundations, produced at scale and put into commercial use far faster than conventional facilities. RHAELM is working with partners in a blueprint collaboration to set reference design requirements for its modular compute offering and related standards, and through this relationship, the companies intend for TerraPod to be developed as a modular physical platform designed to meet those standards.
“As industry leaders in AI compute and infrastructure continue to develop standardized requirements, we believe the modular data center industry is approaching its ‘Model-T’ moment,” said Scott Griffith, Chief Executive Officer of Workhorse. “Our partnership announcement with RHAELM goes beyond acting as a launchpad for our TerraPod product; we believe it’s the beginning of an era of mass production of the systems that will enable rapid deployment of cost-effective, secure and highly distributed AI compute capabilities.”

Three Phase Partnership
The companies have deliberately structured the partnership in stages, with an initial commitment starting immediately and a non-binding framework laying the groundwork for further planned expansion.
Phase 1: Build the reference unit. Under the Spec Unit Agreement, Workhorse will build a TerraPod manufacturing spec unit, consistent with the standard modular data center blueprint being developed by RHAELM and its partners. The unit will serve as a physical reference for equipment fitment, service access and assembly sequence. This approach enables RHAELM and its commercial partners, equipment suppliers and prospective customers to view, interact with and refine the design before committing the capital needed to deliver final prototypes and ultimately begin production.
Phase 2: Sign the Supply Agreement. The companies also have created a framework for expansion of the relationship through a Supply Agreement that they are targeting for execution by year-end 2026. Under the contemplated framework, the Supply Agreement would allow for expanded joint engineering efforts, a structure for milestone-based prepayments toward a first order, and a U.S. right of first refusal giving Workhorse the opportunity to supply modular data center units for all future RHAELM projects in the United States.
Phase 3: Scale to production. The Letter of Intent also expresses the companies’ intention that once the Supply Agreement is signed and RHAELM accepts the co-developed platform, RHAELM would place an initial order for production of 150 TerraPod systems, subject to definitive documentation and required internal approvals. The companies also intend to have Workhorse become an official modular data center supply-chain provider to the RHAELM blueprint collaboration, subject to the consents of its consortium partners. This could give TerraPod access to RHAELM's prospective global project pipeline, serving the world’s AI builders. Workhorse believes TerraPod production can begin in late 2027 or early 2028.
“This ‘walk-before-you-run approach' is designed to streamline and accelerate time to full production, while also providing a structure that puts our teams together on initial work right now,” said Griffith. “Just as important, this structure gives us a seat at the table with RHAELM and a highly complementary set of partners as the industry standardizes modular designs. We believe the Supply Agreement we are targeting by year-end will chart the course to full scale production and give us a clear pathway to significant future commercial volume for TerraPod."
“AI’s limiting factor today isn’t ambition, it’s power and compute,” said Bradd Lewis, CEO, RHAELM. “We partner with generators that already hold committed capacity, and as standardization continues, turning that power into compute moves from the field to the factory. In Workhorse, we have the manufacturing partner to make that happen. Together, we believe we can deliver AI compute at scale, years ahead of the conventional timeline.”

ABOUT RHAELM

RHAELM converts power into compute at speed and scale, powering the potential of AI. The company partners with power generators that hold committed capacity and builds AI infrastructure behind the meter, bringing power, compute and capital together in one integrated project. The result is AI compute at scale, years ahead of the conventional timeline. Headquartered in London, RHAELM is developing projects globally.

ABOUT WORKHORSE GROUP
Headquartered in the Detroit area, Workhorse Group Inc. (Nasdaq: WKHS) is an American industrial technology company that designs, engineers, and produces the intelligent industrial machines that are the lifeblood of modern economies. From its manufacturing facility in Union City, Indiana, Workhorse applies its electrification, high-voltage systems integration, ruggedized platform manufacturing and distributed energy capabilities to its electric commercial vehicles and modular AI infrastructure products. More information is available at www.workhorse.com.

Media Relations Contacts:
Workhorse
John Williams, Chief Communications Officer
+1-206-660-5503, john.williams@workhorse.com
ICR, Inc.
workhorse@icrinc.com
Investor Relations Contact:
ir@workhorse.com
RHAELM
Ingrid Salte, Global Head of Communications
pr@rhaelm.com

FORWARD-LOOKING STATEMENTS
All statements other than statements of present or historical fact contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including Workhorse’s or its management team’s current expectations, objectives, beliefs, intentions or strategies regarding the future. These statements may include, but are not limited to, statements concerning the development, production readiness and potential commercialization of the TerraPod modular data center platform; the development, completion and acceptance of the manufacturing spec unit and the payment of consideration by RHAELM under the Spec Unit Agreement; the negotiation, execution and timing of a definitive Supply Agreement; the contemplated contingent initial order for 150 TerraPod systems, any first-order prepayment and the U.S. right of first refusal; Workhorse's potential admission to the blueprint collaboration as a supply-chain provider; anticipated production timing and volumes; and potential future commercial production and deployment of modular data center systems. Readers are cautioned not to put undue reliance on forward-looking statements and Workhorse cautions you that these forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and many of which are beyond the control of Workhorse, including the following factors: the Letter of Intent described in this press release is non-binding, and there can be no assurance that a definitive Supply Agreement will be entered into; the contemplated 150-unit contingent initial order is conditioned on RHAELM’s acceptance of the platform, definitive documentation and required internal approvals by RHAELM and there is no guarantee that such conditions will be met, that the order will be placed or that it will be placed on terms consistent with Workhorse’s expectations; Workhorse may not be able to successfully complete the manufacturing spec unit and/or the TerraPod systems, secure reliable sources of critical components, or retain or hire personnel necessary to support production of modular AI infrastructure products; changing technologies, regulatory requirements and competitive pressures may negatively affect the anticipated production or deployment of the systems; market adoption and customer demand for the TerraPod systems may not materialize as expected; the costs involved in developing and manufacturing the manufacturing spec unit and/or the TerraPod systems may exceed Workhorse’s expectations and Workhorse may be unable to obtain sufficient funds from commercial partners or investors to offset such costs; and risks relating to macroeconomic conditions, global events, and geopolitical events, including but not limited to inflationary pressures, supply chain interruptions and changes in market conditions, and Workhorse’s ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the statements discussed in this press release and other factors related more broadly related to Workhorse’s business, can be found in Workhorse's filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, all of which are available on the SEC’s website at www.sec.gov. Forward-looking statements are not guarantees of future performance, speak only as of the date they are made, and Workhorse undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events, or otherwise, except as required by law.